FOR IMMEDIATE RELEASE

Advantage Solutions Reports Solid Fourth Quarter and Full Fiscal Year 2021 Financial Results

and Provides Initial 2022 Outlook

Irvine, Calif, March 1, 2022 – Advantage Solutions Inc. (NASDAQ: ADV) (“Advantage,” the “Company,” “we” or “our”), a leading provider of outsourced sales and marketing services to consumer goods manufacturers and retailers, today reported financial results for its fiscal fourth quarter and full fiscal year ended December 31, 2021.

“We had a solid finish to 2021, converting strong revenue growth to healthy EBITDA gains,” said Advantage Solutions Chief Executive Officer Tanya Domier. “As we emerge from Omicron, our sampling events grew 20% quarter over quarter, while at-home demand stayed healthy, driven by robust pricing and modest unit growth. Our higher margin digital services grew double digits. We continued to invest heavily in recruiting and retention to stand up thousands of new associates, funded in part by synergies from recent acquisitions.

“As we look past COVID-19, we believe there is an attractive window to reinvest opportunistically to support and extend the Advantage franchise. The last couple of years have strengthened our relationships with clients and we believe we are favorably positioned to help brands and retailers solve new problems they face. As a result, we plan to invest to keep pace in a challenging labor market, add new capabilities and enhance our infrastructure. As such, we’re guiding 2022 Adjusted EBITDA to a range of $490 million to $510 million. We believe pursuing the reinvestment opportunities we see today will enhance the long-term earning power of the business and create value for shareholders. While we plan to pursue opportunities aggressively, we will exercise the same discipline we’ve demonstrated in the past.

“Importantly, I’d like to again thank our associates. They’re providing essential, high ROI services to their communities and helping consumer goods companies and retailers out of this pandemic better, cheaper and faster,” Domier added.

Fourth Quarter 2021 Highlights

•	Revenues were $1,032.6 million for the fourth quarter of 2021, representing an increase of $182.2 million, or 21.4%, from fourth quarter 2020 revenues of $850.4 million.
•	Operating income was $84.4 million for the fourth quarter of 2021, representing an increase of $137.4 million from the fourth quarter 2020 operating loss of $53.0 million.
•	Net income was $28.0 million for the fourth quarter of 2021, representing an increase of $180.3 million from the fourth quarter 2020 net loss of $152.2 million.
•	Adjusted EBITDA was $154.0 million for the fourth quarter of 2021, representing a gain of $21.5 million, or 16.2%, from the fourth quarter 2020 Adjusted EBITDA of $132.5 million.

The year-over-year increase in revenues was driven by $101.9 million of growth in the marketing segment (an increase of 34% year over year) and $80.3 million of growth in the sales segment (an increase of 15% year over year). Fourth quarter growth in the marketing segment was driven by continued sequential recovery in product demonstration and sampling and sustained outperformance in our digital services. Fourth quarter growth in the sales segment was driven by continued growth in our retailer merchandising services and a rebound in certain of our international businesses.

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The year-over-year increase in operating income was driven primarily by an increase in revenues and a decrease in non-recurring expenses primarily associated with our merger with Conyers Park II in 2020.

The year-over-year increase in net income was driven primarily by higher operating income, lower year-over-year interest expense and a non-cash fair value adjustment to warrant liability.

The year-over-year growth in Adjusted EBITDA was driven primarily by profit growth in international, product demonstration and digital units and lower performance-based compensation. Adjusted EBITDA was also impacted by profit declines in headquarter/retail services.

Fiscal Year 2021 Highlights

•	Revenues were $3,602.3 million for fiscal 2021, representing an increase of $446.6 million, or 14.2%, from fiscal 2020 revenues of $3,155.7 million.
•	Operating income was $230.0 million for fiscal 2021, representing an increase of $163.0 million, or 243.3%, from fiscal 2020 operating income of $67.0 million.
•	Net income was $57.5 million for fiscal 2021, representing an increase of $232.6 million from fiscal 2020 net loss of $175.1 million.
•	Adjusted EBITDA was $521.2 million for fiscal 2021, representing an increase of $34.0 million, or 7.0%, from fiscal 2020 Adjusted EBITDA of $487.2 million.

The year-over-year increase in revenues was driven by $263.3 million of growth in the sales segment (an increase of 13% year over year) and $183.3 million of growth in the marketing segment (an increase of 17% year over year). 2021 revenue growth in the sales segment was driven by continued growth in our retailer merchandising services and a rebound in certain of our international businesses. 2021 growth in the marketing segment was driven by continued sequential recovery in product demonstration and sampling and sustained outperformance in our digital services.

The year-over-year increase in operating income was driven primarily by an increase in revenues and a decrease in non-recurring expenses primarily associated with our merger with Conyers Park II in 2020.

The year-over-year increase in net income was driven primarily by higher operating income, lower year-over-year interest expense and a non-cash fair value adjustment to warrant liability.

The year-over-year growth in Adjusted EBITDA was driven primarily by profit growth in our digital services and lower performance-based compensation — offset in part by profit declines in headquarter/retail services and food service.

Balance Sheet Highlights

On October 28, 2021, Advantage successfully repriced its $1,312 million First Lien Term Loan facility. The spread on its floating rate term loan was reduced by 75 basis points from Libor + 5.25% to Libor + 4.50%. The facility remains subject to the 0.75% Libor floor. The effective rate on this facility at the floor was reduced from 6.00% to 5.25% and yields a projected annual interest savings of $10 million, or $7 million after tax.

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As of December 31, 2021, the Company’s cash and cash equivalents was $164.6 million, total debt was $2,093.1 million and Net Debt was $1,928.5 million. The debt capitalization consists primarily of the $1,311.8 million First Lien Term Loan, $775 million of senior secured notes and a $400 million revolving credit facility, under which no balance was outstanding as of December 31, 2021.

As of December 31, 2021, the Company has repurchased 1.61 million shares of its Class A common stock in the open market at an average cost of $7.80 per share. The Company has authorization to purchase up to an additional $87.4 million of Class A common stock under the previously announced $100 million share repurchase program.

Leadership Transition

Advantage announced today in a separate release that Tanya Domier will retire as the Company’s chief executive officer and transition to the role of executive chair effective April 1, 2022. The Company announced President and Chief Commercial Officer Jill Griffin will succeed Domier as Advantage’s chief executive officer and will be named to the Company’s Board of Directors upon the transition. For more information, please see the Company’s separate press release and letter to associates available for viewing in the Advantage Solutions newsroom.

COVID-19 Update

Advantage continues to monitor the impact of the COVID-19 pandemic on its business and remains focused on: ensuring its ability to safeguard the health of its employees, maintaining high service levels for brand and retailer clients so that essential products are available to consumers in-store and online, and preserving financial liquidity to mitigate the uncertainty caused by the pandemic.

Fiscal Year 2022 Outlook

In an environment that still has a wide range of outcomes — especially around inflation and labor — we are guiding 2022 Adjusted EBITDA to a range of $490 million to $510 million. This reflects an initial budget for 2022 that showed modest year-over-year Adjusted EBITDA growth and a decision by the Advantage team to pursue opportunistic reinvestment — focusing even more funding on talent, innovating in adjacent services and renovating infrastructure.

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Conference Call Details

Advantage will host a conference call at 5:00 p.m. ET on March 1, 2022 to discuss its fourth quarter and fiscal year 2021 financial performance and business outlook. To participate, please dial (877) 407-4018 within the United States or (201) 689-8471 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 13726120. The conference call will also be accessible live via audio broadcast on the Investor Relations section of the Advantage website at https://ir.advantagesolutions.net.

A replay of the conference call will be available online at https://ir.advantagesolutions.net. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (844) 512-2921 within the United States or (412) 317-6671 outside the United States. The replay ID is 13726120.

About Advantage Solutions

Advantage Solutions (Nasdaq: ADV) is a leading provider of outsourced sales and marketing solutions to consumer goods companies and retailers. Our data- and technology-driven services — which include headquarter sales, retail merchandising, in-store and online sampling, digital commerce, omnichannel marketing, retail media and others — help brands and retailers of all sizes get products into the hands of consumers, wherever they shop. As a trusted partner and problem solver, we help our clients sell more while spending less. Headquartered in Irvine, California, we have offices throughout North America and strategic investments in select markets throughout Africa, Asia, Australia and Europe through which we serve the global needs of multinational, regional and local manufacturers. For more information, please visit advantagesolutions.net.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage's business. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the COVID-19 pandemic and the measures taken in response thereto; the availability, acceptance, administration and effectiveness of any COVID-19 vaccine; market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing, and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 1, 2022 and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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Non-GAAP Financial Measures and Related Information

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Net Debt. These are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Advantage’s financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below.

Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage’s financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA and Net Debt provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Advantage’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Advantage’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Adjusted EBITDA means net income (loss) before (i) interest expense, net, (ii) provision for (benefit from) income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) equity based compensation of Karman Topco L.P. and Advantage’s private equity sponsors’ management fee, (vii) change in fair value of warrant liability, (viii) stock-based compensation expense, (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition-related expenses, (xi) costs associated with COVID-19, net of benefits received, (xii) EBITDA for economic interests in investments, (xiii) restructuring expenses, (xiv) litigation expenses, (xv) (Recovery from) loss on Take 5, (xvi) costs associated with the Take 5 Matter and (xvii) other adjustments that management believes are helpful in evaluating our operating performance.

Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations.

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Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

This press release also includes certain estimates and projections of Adjusted EBITDA, including with respect to expected fiscal 2022 results. Due to the high variability and difficulty in making accurate estimates and projections of some of the information excluded from Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Advantage is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated or projected comparable GAAP measures is included and no reconciliation of such forward-looking non-GAAP financial measures is included.

Reconciliation of GAAP to Non-GAAP Historical Financial Measures

Results of Operations for the Three Months and Year Ended December 31, 2021 and 2020

	Three Months Ended December 31,
(amounts in thousands)	2021		2020
Revenues	$ 1,032,563	100.0%	$ 850,387	100.0%
Cost of revenues	846,305	82.0%	669,506	78.7%
Selling, general, and administrative expenses	43,256	4.2%	172,802	20.3%
Depreciation and amortization	58,591	5.7%	61,085	7.2%
Total expenses	948,152	91.8%	903,393	106.2%
Operating income	84,411	8.2%	(53,006)	(6.2)%
Other expenses:
Change in fair value of warrant liability	5,979	0.6%	13,363	1.6%
Interest expense, net	33,383	3.2%	82,486	9.7%
Total other expenses	39,362	3.8%	95,849	11.3%
Income (loss) before income taxes	45,049	4.4%	(148,855)	(17.5)%
Provision for income taxes	17,035	1.6%	3,383	0.4%
Net income (loss)	$ 28,014	2.7%	$ (152,238)	(17.9)%
Other Financial Data
Adjusted EBITDA(1)	$ 154,023	14.9%	$ 132,527	15.6%

	Year Ended December 31,
(amounts in thousands)	2021		2020
Revenues	$ 3,602,298	100.0%	$ 3,155,671	100.0%
Cost of revenues	2,964,123	82.3%	2,551,485	80.9%
Selling, general, and administrative expenses	168,086	4.7%	306,282	9.7%
Recovery from Take 5	—	0.0%	(7,700)	(0.2)%
Depreciation and amortization	240,041	6.7%	238,598	7.6%
Total expenses	3,372,250	93.6%	3,088,665	97.9%
Operating income	230,048	6.4%	67,006	2.1%
Other expenses:
Change in fair value of warrant liability	955	0.0%	13,363	0.4%
Interest expense, net	137,927	3.8%	234,044	7.4%
Total other expenses	138,882	3.9%	247,407	7.8%
Income (loss) before income taxes	91,166	2.5%	(180,401)	(5.7)%
Provision for (benefit from) income taxes	33,617	0.9%	(5,331)	(0.2)%
Net income (loss)	$ 57,549	1.6%	$ (175,070)	(5.5)%
Other Financial Data
Adjusted EBITDA(1)	$ 521,178	14.5%	$ 487,175	15.4%

(1)	We present Adjusted EBITDA because we use it as a supplemental measure to evaluate the performance of our business in a way that also considers our ability to generate profit without the impact of items that we do not believe are indicative of our operating performance or are unusual or infrequent in nature and aid in the comparability of our performance from period to period. Adjusted EBITDA should not be considered as an alternative for net income, our most directly comparable measure presented on a GAAP basis.

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A reconciliation of net income to Adjusted EBITDA is provided in the following table:

Consolidated	Three Months Ended December 31,
	2021	2020
(in thousands)
Net income (loss)	$28,014	$(152,238)
Add:
Interest expense, net	33,383	82,486
Provision for income taxes	17,035	3,383
Depreciation and amortization	58,591	61,085
Equity based compensation of Topco and Advantage Sponsors’ management fee(a)	(282)	88,630
Change in fair value of warrant liability	5,979	13,363
Stock based compensation expense(b)	9,105	—
Fair value adjustments related to contingent consideration related to acquisitions(c)	(1,214)	11,328
Acquisition-related expenses(d)	7,120	36,750
EBITDA for economic interests in investments(l)	(6,821)	(1,672)
Restructuring expenses(e)	1,866	(258)
Litigation expenses(f)	—	(593)
Costs associated with COVID-19, net of benefits received(h)	(43)	(10,546)
Costs associated with the Take 5 Matter(j)	1,290	809
Adjusted EBITDA	$154,023	$132,527

Consolidated	Year Ended December 31,
	2021	2020
(in thousands)
Net income (loss)	$57,549	$(175,070)
Add:
Interest expense, net	137,927	234,044
Provision for (benefit from) income taxes	33,617	(5,331)
Depreciation and amortization	240,041	238,598
Equity based compensation of Topco and Advantage Sponsors’ management fee(a)	(10,313)	98,119
Change in fair value of warrant liability	955	13,363
Stock based compensation expense(b)	34,602	—
Fair value adjustments related to contingent consideration related to acquisitions(c)	4,562	13,367
Acquisition-related expenses(d)	20,173	50,823
EBITDA for economic interests in investments(i)	(13,437)	(6,462)
Restructuring expenses(e)	12,502	39,770
Litigation expenses(f)	(910)	1,980
Costs associated with COVID-19, net of benefits received(g)	(991)	(11,954)
Recovery from Take 5	—	(7,700)
Costs associated with the Take 5 Matter(h)	4,901	3,628
Adjusted EBITDA	$521,178	$487,175

(a)	Represents the management fees and reimbursements for expenses paid to certain of the Advantage Sponsors (or certain of the management companies associated with it or its advisors) pursuant to a management services agreement. Also represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Topco made to one of the Advantage Sponsors, (ii) equity-based compensation expense associated with the Common Series C Units of Topco as a result of the Transactions, (iii) compensation amounts associated with the Company’s Management Incentive Plan originally scheduled for potential payment March 2022 that were accelerated and terminated as part of the Transactions, and (iv) compensation amounts associated with the anniversary payments to Tanya Domier. Certain of Ms. Domier’s anniversary payments were accelerated as part of the Transactions.

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(b)	Represents non-cash compensation expense related to issuance of performance restricted stock units, restricted stock units, stock options, employee stock purchase plan under the Advantage Solutions Inc. 2020 Incentive Award Plan and shares of our Class A common stock pursuant to the Advantage Solutions Inc. 2020 Employee Stock Purchase Plan.
(c)	Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, excluding the present value accretion recorded in interest expense, net, for the applicable periods.
(d)	Represents fees and costs associated with activities related to our acquisitions and restructuring activities related to our equity ownership, including transaction bonuses paid in connection with the Transactions, professional fees, due diligence, public company readiness and integration activities.
(e)	Represents fees and costs associated with various internal reorganization activities among our consolidated entities.
(f)	Represents legal settlements that are unusual or infrequent costs associated with our operating activities.
(g)	Represents (i) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment; and (ii) benefits received from government grants for COVID-19 relief.
(h)	Represents costs associated with investigation and remediation activities related to the Take 5 Matter, primarily, professional fees and other related costs.
(i)	Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements.

A reconciliation of total debt to Net Debt is provided in the following table:

(in millions)	December 31, 2021
Current portion of long-term debt	$14.4
Long-term debt, net of current portion	2,028.9
Less: Debt issuance costs	(49.8)
Total Debt	2,093.1
Less: Cash and cash equivalents	164.6
Total Net Debt (a)	$1,928.5

(a)	We present Net Debt because we believe this non-GAAP measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and to evaluate changes to the Company's capital structure and credit quality assessment.

Contacts:

Dan Riff

Chief Investor Relations & Strategy Officer

Advantage Solutions

Daniel.riff@advantagesolutions.net

Dan Morrison

Senior Vice President, Finance & Operations

Advantage Solutions

Kevin Doherty

Solebury Trout

Managing Director

Investorrelations@advantagesolutions.net

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